As filed with the Securities and Exchange Commission on October 23, 1998

                                                   Registration No. 333-[ ]

===========================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM S-8
                           REGISTRATION STATEMENT

                                 Under the
                           Securities Act of 1933


                             WITCO CORPORATION

           (Exact name of registrant as specified in its charter)

                  Delaware                         13-1870000

        (State or other jurisdiction            (I.R.S. Employer
      of incorporation or organization)        Identification No.)

              One American Lane
           Greenwich, Connecticut                  06831-2559

  (Address of Principal Executive Offices)         (Zip Code)


             Witco Corporation Employee Retirement Savings Plan

                          (Full title of the plan)


                           Dustan E. McCoy, Esq.
                             WITCO CORPORATION
                             One American Lane
                            Greenwich, CT 06831

                  (Name and address of agent for service)

                               (203) 552-2000

       (Telephone number, including area code, of agent for service)


                      CALCULATION OF REGISTRATION FEE

                                                     Proposed maximum       Proposed maximum
 Title of securities to be   Amount of shares to    offering price per     aggregate offering         Amount of
        registered              be registered            share (1)              price(1)           registration fee
Common Stock, par                 1,000,000              $20.1875              $20,187,500            $5,612.13
value $5.00 per share
=========================== ===================== ======================= =============================================


(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the highest and lowest prices of the registrant's Common Stock reported on the New York Stock Exchange Composite Tape on October 22, 1998.

          In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                  PART II


Item 3.  Incorporation of Documents by Reference

          This Registration Statement incorporates herein by reference the following documents which have been filed with the Securities and Exchange Commission (the "Commission") by Witco Corporation as Registrant:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

          (b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, and June 30, 1998; and

          (c)  The Registrant's Current Report on Form 8-K dated January 7,
               1998.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of the post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities

          Not Applicable.

Item 5.  Interests of Named Experts and Counsel

          Not Applicable.

Item 6.  Indemnification of Directors and Officers

          Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Subsection (b) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards as described above, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 145 of the General Corporation Law of the State of Delaware further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) thereof, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

          The Restated Certificate of Incorporation of the Registrant provides, in effect, that, to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of the State of Delaware, the Registrant (i) shall indemnify any director or officer who was or is made a party to or a witness in or is threatened to be made a party to or a witness in, or otherwise involved in, any action, suit or proceeding described in such subsections (a) and (b) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any and all expenses, liabilities, amounts paid in settlement and amounts expended in seeking indemnification granted to such person, actually and reasonably incurred in connection therewith.

          An individual indemnification agreement is in effect between Witco and each director and officer thereof. Each agreement provides for total or partial indemnification in excess of that expressly permitted by statute for certain indemnifiable events, as described therein, relating to service as a past or current director or officer of Witco.

          Witco holds a directors and officers liability insurance policy with a liability limit of $50,000,000. There is a $500,000 deductible for acts indemnifiable by Witco.

Item 7.  Exemption from Registration Claimed

          Not Applicable.

Item 8.  Exhibits

          The following documents are filed as a part of this Registration
Statement:

Exhibit           Description

4.1       Restated Certificate of Incorporation of the Registrant
          (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994).

5.1 Opinion of Dustan E. McCoy, General Counsel and Corporate Secretary of the Registrant, as to the legality of the securities to be registered.

5.2 The Registrant will submit the Witco Corporation Employee Retirement Savings Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

15.1      Letter re: unaudited interim financial information.

23.1      Consent of Ernst & Young LLP.

23.2      Consent of Dustan E. McCoy  (included  in Exhibit 5.1)

24.1      Powers of Attorney (included on the signature pages hereof).

Item 9. Undertakings

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement:

                    (i) To include any prospectus required by Section
               10(a)(3) of the Securities Act of 1933, as amended (the
               "Act");

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    To include any material information with respect to the
               plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. GARY COOK, DUSTAN E. MCCOY or CAMILLO J. DIFRANCESCO acting severally, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to such Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                 SIGNATURES


          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenwich, State of Connecticut, on October 23, 1998.

                                   WITCO CORPORATION


                                   By:  /s/ E. Gary Cook
                                        -------------------------------
                                        E. Gary Cook
                                        Chairman of the Board,
                                        Chief Executive Officer and
                                        President


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.




       Name                      Title                          Date

/s/ E. Gary Cook            Chairman of the Board,         October 23, 1998
-------------------------   Chief Executive Officer and
E. Gary Cook                President (Principal
                            Executive Officer)


/s/ Roger L. Sharp          Executive Vice President,      October 23, 1998
-------------------------   Chief of Global Operations and
Roger L. Sharp              Director


/s/ Camillo J. DiFrancesco  Senior Vice President and      October 23, 1998
--------------------------  Chief Financial Officer
Camillo J. DiFrancesco      (Principal Financial and
                            Accounting Officer)

/s/ Donald L. Blankenship   Director                       October 23, 1998
--------------------------
Donald L. Blankenship


/s/ Bruce R. Bond           Director                       October 23, 1998
--------------------------
Bruce R. Bond


/s/ Simeon Brinberg         Director                       October 23, 1998
--------------------------
Simeon Brinberg


/s/ William G. Burns        Director                       October 23, 1998
--------------------------
William G. Burns


/s/ Louise Goeser           Director                       October 23, 1998
--------------------------
Louise Goeser


/s/ William R. Grant        Director                       October 23, 1998
--------------------------
William R. Grant


/s/ Richard M. Hayden       Director                       October 23, 1998
--------------------------
Richard M. Hayden


/s/ Harry G. Hohn           Director                       October 23, 1998
--------------------------
Harry G. Hohn


/s/ Nicholas Pappas         Director                       October 23, 1998
--------------------------
Nicholas Pappas


--------------------------  Director                       October 23, 1998
Dan Samuel


/s/ Bruce F. Wesson         Director                       October 23, 1998
--------------------------
Bruce F. Wesson


/s/ William Wishnick        Director                       October 23, 1998
--------------------------
William Wishnick

          The Plan. Pursuant to the requirements of the Securities Act of 1933, the administrators of the Witco Corporation Employee Retirement Savings Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned thereto duly authorized, in the city of Greenwich, State of Connecticut, on October 23, 1998.



                            WITCO CORPORATION EMPLOYEE RETIREMENT
                            SAVINGS PLAN


                            By /s/   Simeon Brinberg
                               -------------------------------------
                               Simeon Brinberg
                               Chairman of Pension Committee as
                               Administrator of Witco Corporation
                               Employee Retirement Savings Plan

                             INDEX TO EXHIBITS

             WITCO CORPORATION EMPLOYEE RETIREMENT SAVINGS PLAN



Exhibit                          Description

4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994).

5.1 Opinion of Dustan E. McCoy, General Counsel and Corporate Secretary of the Registrant, as to the legality of the securities to be registered.

5.2 The Registrant will submit the Witco Corporation Employee Retirement Savings Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

15.1           Letter re: unaudited interim financial information.

23.1           Consent of Ernst & Young LLP.

23.2           Consent of Dustan E. McCoy (included in Exhibit 5.1)

24.1           Powers of Attorney (included on the signature pages hereof).

                                                                Exhibit 5.1


                             Witco Corporation
                             One American Lane
                          Greenwich, CT 06831-2559
                               (203) 552-2802
                            (203) 552-2202 (fax)



October 23, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

As Senior Vice President, General Counsel of Witco Corporation (together with its subsidiaries, the "Company"), I advise you as follows in connection with the filing by the Company of a Registration Statement on Form S-8 being filed by the Company on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 1,000,000 shares of Common Stock, par value $5.00 per share, of the Company (the "Common Stock"), which may be issued pursuant to the Witco Corporation Employee Retirement Savings Plan (the "Plan").

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate documents and records which I have deemed necessary or appropriate for the purposes of the opinion, certificates of public officials and officers of the Company and such other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. I have assumed that the signatures (other than those of officers of the Company) on all documents that I have examined are genuine.

Based upon the foregoing, I am of the opinion that the Common Stock of the Company which may be purchased in accordance with the terms of the Plan, is validly authorized and, when purchased pursuant to the terms of the Plan, will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of the opinion as an exhibit to the registration statement.

Very truly yours,


/s/ Dustan E. McCoy

Dustan E. McCoy
Senior Vice President, General Counsel and
Corporate Secretary

                                                               Exhibit 15.1




                 LETTER RE: UNAUDITED FINANCIAL INFORMATION

                           ACKNOWLEDGMENT LETTER

                              October 20, 1998

The Board of Directors
Witco Corporation

We are aware of the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Witco Corporation Employee Retirement Savings Plan of our reports dated May 11, 1998, and August 12, 1998, relating to the unaudited condensed consolidated interim financial statements of Witco Corporation and Subsidiary companies which are included in its Form 10-Q for the quarters ended March 31, 1998 and June 30 1998.

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                  /s/ ERNST & YOUNG

Stamford, Connecticut

                                                               Exhibit 23.1




                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Witco Corporation Employee Retirement Savings Plan of our report dated February 2, 1998, with respect to the consolidated financial statements and schedule of Witco Corporation and Subsidiary Companies included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                  /s/ ERNST & YOUNG

Stamford, Connecticut
October 20, 1998